UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 Park Avenue, 20th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

                          Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
8.00% Senior Notes due 2042	MFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  New Employment Agreements with Craig L Knutson, Gudmundur Kristjansson and Bryan Wulfsohn

On November 26, 2019, MFA Financial, Inc. (“MFA” or the “Company”) entered into new employment agreements (each, a “New Employment Agreement”) with Craig L. Knutson, Chief Executive Officer and President of the Company, and each of Gudmundur Kristjansson and Bryan Wulfsohn, each a Co-Chief Investment Officer and Senior Vice President of the Company. (Mr. Knutson, Mr. Kristjansson and Mr. Wulfsohn are sometimes hereinafter referred to individually as the “Executive” or together, the “Executives.”)  The New Employment Agreements will replace and supersede each Executive’s existing employment agreement with the Company, which expires on December 31, 2019.  The New Employment Agreements become effective as of January 1, 2020.  Set forth below is a summary of the material terms and conditions of the New Employment Agreements.

Term

Mr. Knutson’s New Employment Agreement has a fixed term running through December 31, 2022. Each of Mr. Kristjansson’s and Mr. Wulfsohn’s New Employment Agreement has a fixed term running through December 31, 2021.

Base Salary

Mr. Knutson’s New Employment Agreement provides for a base salary of $800,000 per annum. Each of Mr. Kristjansson’s and Mr. Wulfsohn’s New Employment Agreement provides for a base salary of $400,000 per annum.

Annual Performance-Based Bonus

The New Employment Agreements provide that each Executive is eligible to receive an annual performance-based bonus (the “Annual Bonus”) based on the Company’s and each Executive’s individual performance during each of the 12-month periods beginning on December 1, 2019, 2020 and 2021 (in the case of Mr. Knutson), and December 1, 2019 and 2020 (in the case of each of Mr. Kristjansson and Mr. Wulfsohn), and ending on November 30 of the next succeeding year (each 12-month period being a “Performance Period”).  Pursuant to the terms of his New Employment Agreement, Mr. Knutson’s target annual bonus (the “Overall Target Bonus”) during each Performance Period is $2,200,000, and pursuant to the terms of his respective New Employment Agreement, each of Mr. Kristjansson’s and Mr. Wulfsohn’s Overall Target Bonus during each Performance Period is $950,000.

The New Employment Agreements provide that each Executive’s Annual Bonus is comprised of two components.  In the case of each Executive (i) a portion of his Annual Bonus will be payable based on MFA’s adjusted return on average equity (“ROAE”) during the applicable Performance Period (such portion of the Annual Bonus hereinafter referred to as the “ROAE Bonus”) and (ii) a portion of his Annual Bonus will be based on the Executive’s individual performance and the Company’s performance and risk management (such portion of the Annual Bonus hereinafter referred to as the “IRM Bonus”).

ROAE Bonus.  With respect to the ROAE Bonus, for each Performance Period the target amount of the ROAE Bonus (the “Target ROAE Bonus”) for each Executive will be equal to 75% of such Executive’s Overall Target Bonus.  Based on his Overall Target Bonus, Mr. Knutson’s Target ROAE Bonus will be $1,650,000 and each of Mr. Kristjansson’s and Mr. Wulfsohn’s Target ROAE Bonus will be $712,500.  The New Employment Agreements provide that each Executive will be eligible to receive from zero to 200% of his respective Target ROAE Bonus (i.e., up to $3,300,000 in the case of Mr. Knutson and up to $1,425,000 in the case of each of Mr. Kristjansson and Mr. Wulfsohn).

For purposes of determining the ROAE Bonus, adjusted ROAE will be calculated by dividing (i) MFA’s net income as determined in accordance with GAAP (but excluding non-cash expense items such as depreciation and amortization expense, life-of-loan loss reserves under the Current Expected Credit Loss accounting standard and, in certain circumstances, any gains or losses from hedging instruments) by (ii) MFA’s average stockholders’ equity (based on stockholders’ equity as of the last day of each month during the Performance Period)  as determined in accordance with GAAP (but excluding accumulated other comprehensive income or loss, stockholders equity attributable to preferred stock and such other items as may be determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”)).

The actual amount of ROAE Bonus to be paid to the Executive will be based on the Company’s adjusted ROAE for the applicable Performance Period relative to a target (the “ROAE Target”) that is the greater of (A) the sum of (i) the average weekly interest rate (the “2- Year Treasury Rate”) on the 2-year U.S. Treasury note and (ii) 400 basis points or (B) 8%; provided that the ROAE Target shall not exceed 10%.

To the extent that MFA’s adjusted ROAE for a Performance Period is (x) less than the ROAE Target for such Performance Period and (y) less than or equal to the 2-Year Treasury Rate during such Performance Period, then no ROAE Bonus will be paid to the Executive (the “Zero Bonus Factor”).  To the extent that MFA’s adjusted ROAE for a Performance Period is 16% or greater, then the Executive will be paid two (2) times his Target ROAE Bonus.  To the extent that MFA’s adjusted ROAE for a Performance Period is greater than the Zero Bonus Factor but less than 16%, then the Executive will, based on a formula more particularly described in each of the New Employment Agreements, be paid a multiple of between zero and two (2) times his Target ROAE Bonus, with the Executive being paid the Target ROAE Bonus to the extent that MFA’s ROAE for a Performance Period equals the ROAE Target for such Performance Period.

IRM Bonus.  With respect to the IRM Bonus, for each Performance Period the target amount of the IRM Bonus (the “Target IRM Bonus”) for each Executive will be equal to 25% of such Executive’s Overall Target Bonus.  Based on his Overall Target Bonus, Mr. Knutson’s Target IRM Bonus will be $550,000 and each of Mr. Kristjansson’s and Mr. Wulfsohn’s Target IRM Bonus will be $237,500.  The New Employment Agreements provide that each Executive will be eligible to receive from zero to 200% of his Target IRM Bonus (i.e., up to $1,100,000 in the case of Mr. Knutson and up to $475,000 in the case of each of Mr. Kristjansson and Mr. Wulfsohn).

The actual amount of the IRM Bonus to be paid to the Executive will be determined by the Compensation Committee in its discretion based upon any factors it deems relevant and appropriate, including, without limitation, MFA’s leverage strategy relative to other similarly situated companies as well as relative to its own business plan, MFA’s total stockholder return (both on an absolute basis, as well as relative to relevant indices and other similarly situated companies) and the Executive’s individual performance.

*****

Under the terms of Mr. Knutson’s New Employment Agreement payment of his Annual Bonus will be made in cash up to an amount equal to his then-current base salary, and under the terms of each of Mr. Kristjansson’s and Mr. Wulfsohn’s New Employment Agreement the first $500,000 of each Executive’s Annual Bonus will be made in cash.  To the extent that the amount of (i) Mr. Knutson’s Annual Bonus is greater than his then-current annual base salary or (ii) Mr. Kristjansson’s or Mr. Wulfsohn’s respective Annual Bonus is greater than $500,000, then 50% of such excess amount, as applicable, will be paid to the Executive in cash and 50% of such excess amount will be paid to the Executive in the form of fully-vested shares of MFA common stock that will be restricted from sale or transfer for the three-year period following their grant, or, if earlier, until the Executive’s death or disability or a change in control of MFA (as such term is defined in each New Employment Agreement).

Equity Awards

Under his New Employment Agreement, Mr. Knutson will receive annual grants of restricted stock units (“RSUs”), which will consist of time-based RSUs (“TRSUs”) and performance-based RSUs (“PRSUs”), in each of 2020, 2021 and 2022.  Under their New Employment Agreements, each of Mr. Kristjansson and Mr. Wulfsohn will receive annual grants of TRSUs and PRSUs in each of 2020 and 2021.

TRSUs.  For Mr. Knutson, the number of TRSUs that will be granted to him in each of 2020, 2021 and 2022 will be determined based on the quotient of $1,100,000 divided by the average of the closing price per share of the Company’s common stock for the first twenty (20) trading days of the year of each grant (such average being the “20-Day Average Price”). For each of Mr. Kristjansson and Mr. Wulfsohn, the number of TRSUs that will be granted to each such Executive in each of 2020 and 2021 will be determined based on the quotient of $380,000 divided by the 20-Day Average Price. Subject to exceptions in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each grant of TRSUs granted to each Executive will vest on the third December 31st to occur following the date of grant, subject to the Executive’s continued employment with the Company.  In addition, subject to exceptions in certain circumstances described below, unvested TRSUs will be forfeited as of the date of the Executive’s termination of employment with the Company.  Upon vesting, each Executive will receive one share of MFA common stock for each TRSU that vests.  To the extent that dividends are paid on MFA common stock during the period in which the TRSUs are outstanding, each Executive will receive a cash payment equal to the amount of dividends that he would have received had he owned a number of shares of MFA common stock equal to the number of outstanding TRSUs as of the date on which the dividend is declared (such payment(s) hereinafter referred to as a “dividend equivalent”).

PRSUs.  For Mr. Knutson, the aggregate “target” number of PRSUs that will be granted to him in each of 2020, 2021 and 2022 will be determined based on the quotient of $1,900,000 divided by 85% of the 20-Day Average Price. For each of Mr. Kristjansson and Mr. Wulfsohn, the “target” number of PRSUs that will be granted to each such Executive in each of 2020 and 2021 will be determined based on the quotient of $570,000 divided by 85% of the 20-Day Average Price. Of the aggregate target number of PRSUs to be granted annually to each Executive under his respective New Employment Agreement, one-half of such aggregate target number will vest based on the Company’s level of absolute total stockholder return (“TSR”) during the applicable performance period and one-half of such aggregate target number will vest based on the Company’s level of TSR during the applicable performance period relative to the TSR during such period of a peer group of companies designated by the Compensation Committee at the time of each grant.  (The PRSUs that vest based on the Company’s level of absolute TSR are hereinafter referred to as the “Absolute TSR PRSUs,” and the PRSUs that vest based on the Company’s level of relative TSR are hereinafter referred to as the “Relative TSR PRSUs.”)  Subject to exceptions in certain circumstances described below in “Payments and Other Benefits upon Termination of Employment,” each grant of PRSUs to be granted to each Executive will vest on the last day of the applicable performance period, subject to the level of performance achieved and the Executive’s continued employment with the Company.

With respect to the Absolute TSR PRSUs, the actual number of Absolute TSR PRSUs that will vest will be based on the level of the Company’s cumulative total stockholder return (i.e., share price appreciation or depreciation, as the case may be, plus dividends divided by initial share price) relative to an 8% per annum simple TSR for the three (3)-year performance period beginning on January 1 of the year of grant (e.g., the performance period for the PRSUs to be granted in 2020 will be January 1, 2020 through December 31, 2022).  To determine the actual number of Absolute TSR PRSUs that will vest, the target number of each grant of Absolute TSR PRSUs will be adjusted up or down at the end of the applicable three-year performance period based on the Company’s cumulative TSR relative to an 8% per annum simple TSR objective from 0% of the target number (reflecting 0% per annum TSR during the performance period) to 200% of the target number (reflecting 16% per annum (or higher) TSR during the performance period), with 100% of the target number vesting if TSR of 8% per annum is achieved during the performance period.

With respect to the Relative TSR PRSUs, the actual number of Relative TSR PRSUs that will vest will be based on the Company’s cumulative TSR during the applicable three-year performance period (beginning on January 1 of the year of grant) as compared to the cumulative TSR of designated peer group companies for such performance period.  To the extent that the Company’s TSR rank is less than or equal to the 25th percentile when compared to the TSR of the members of the peer group, the Executive will vest in 0% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period.  To the extent that the Company’s TSR rank is in the 50th percentile, the Executive will vest in 100% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period.  To the extent that the Company’s TSR rank is greater than or equal to the 80th percentile, the Executive will vest in 200% of the target number of Relative TSR PRSUs awarded to him in respect of the applicable performance period.  (To the extent that the Company’s TSR ranking falls in between the percentiles identified in the preceding sentences, the number of Relative TSR PRSUs that vest will be interpolated.)

Absolute TSR PRSUs and Relative TSR PRSUs that do not vest at the end of the performance period will be forfeited.  Upon vesting, the Executive will receive one share of the Company’s common stock for each Absolute TSR PRSU and Relative TSR PRSU that vests.

Dividend equivalents will not be paid in respect of the PRSUs during the performance period.  Rather, dividend equivalents will accrue with respect to the PRSUs during the performance period, and to the extent that the underlying PRSUs vest, an amount equal to the accrued dividend equivalents related to the vested PRSUs will be paid to the Executive in the form of additional shares of MFA common stock based on the closing price of MFA common stock on the vesting date.

Payments and Other Benefits upon Termination of Employment

The New Employment Agreements contain provisions regarding the payment of severance and other benefits to each Executive under various circumstances in which his employment with MFA is terminated.

Death or Disability.  In circumstances where termination of the Executive’s employment is due to his death or disability (as such term is defined in each New Employment Agreement), the Executive or his legal representative or estate, as the case may be, will be entitled to the following:

(i) aggregate cash (generally payable in lump sum in the case of death and installments in the case of disability) equal to the sum of (A) his annual base salary and (B) the average of the annual bonuses received by such Executive over the three (3) preceding years (the “Three Year Average Bonus”);

(ii) any unpaid Annual Bonus for the Performance Period that ended immediately preceding the Executive’s termination;

(iii) in the case of disability only, reimbursement of health insurance premiums for the Executive and his eligible dependents for a period of 18 months following such termination; and

(iv) immediate vesting of all outstanding unvested equity-based awards; provided, however, that performance-based equity awards will continue to vest in accordance with their respective terms and conditions determined as though the Executive remained actively employed through the end of the applicable performance period (or if termination occurs within 12 months following a change in control, vesting will be based on the target number of shares subject to such awards).

Termination without Cause or Resignation for Good Reason.  In circumstances where termination of the Executive’s employment is without cause (as such term is defined in the New Employment Agreement) or he resigns for good reason (as such term is defined in the New Employment Agreement), except as described below with respect to a change in control, the Executive will be entitled to the following:

(i) aggregate cash equal to two (2) times (in the case of Mr. Knutson) and 1.5 times (in the case of each of Mr. Kristjansson and Mr. Wulfsohn) the sum of (A) his annual base salary and (B) the Three Year Average Bonus, which will be payable over the two (2)-year period following termination (in the case of Mr. Knutson) and the eighteen (18)-month period following termination (in the case of each of Mr. Kristjansson and Mr. Wulfsohn);

(ii)  any unpaid Annual Bonus for the Performance Period that ended immediately preceding the Executive’s termination; and

(iii) immediate vesting of all outstanding unvested equity-based awards that would otherwise vest within the 12 months following such termination; provided, however, that performance-based equity awards will continue to vest in accordance with their respective terms and conditions, and the Executive will be entitled to receive a pro rata share of the amount, if any, ultimately payable in respect of such award based on the Executive’s length of service during the applicable performance period through the next anniversary of the grant date of such award relative to the length of the applicable performance period.

Termination by MFA upon Expiration of Agreement.  In the event the employment of Mr. Knutson is terminated by the Company upon the expiration of his New Employment Agreement under circumstances that do not constitute cause, then he will be entitled to (i) continued payments of base salary during the twelve (12)-month period following termination, (ii) reimbursement of health insurance premiums for the Executive and his eligible dependents during the twelve (12)-month period following termination, (iii) immediate vesting of all outstanding unvested time-based equity-based awards, (iv) vesting of performance-based equity awards in the amount, if any, ultimately payable in respect of such awards (without proration) and (v) any unpaid Annual Bonus for the Performance Period ending November 30, 2022.

In the event the employment of Mr. Kristjansson or Mr. Wulfsohn is terminated by the Company upon the expiration of his New Employment Agreement under circumstances that do not constitute cause, then he will be entitled to (i) continued payments of base salary during the nine (9)-month period following termination, (ii) reimbursement of health insurance premiums for the Executive and his eligible dependents during the nine (9)-month period following termination, (iii) immediate vesting of all outstanding unvested time-based equity-based awards, (iv) vesting of performance-based equity awards in the amount, if any, ultimately payable in respect of such awards (without proration) and (v) any unpaid Annual Bonus for the Performance Period ending November 30, 2021 (with respect to which the IRM Bonus to be paid to the Executive for such Performance Period shall not be less than the Target IRM Bonus).

Termination Related to Change in Control.  Each New Employment Agreement provides that in the event the Executive’s employment is terminated by the Company other than for cause (including upon expiration of his New Employment Agreement) or the Executive resigns for good reason, in either case, during the 12-month period following a change in control of the Company (or, in certain limited instances, within the three-month period preceding a change in control of the Company), he will be entitled to the following (in lieu of the amounts described above):  (i) a lump sum payment equal to two (2) times (in the case of Mr. Knutson) or 1.5 times (in the case of either Mr. Kristjansson or Mr. Wulfsohn) the sum of (A) his annual base salary and (B) the Three Year Average Bonus; (ii) immediate vesting of all outstanding unvested equity-based awards (which, for performance-based equity awards, will be based on the target number of shares subject to such awards); (iii) reimbursement of health insurance premiums for the Executive and his eligible dependents for a period of 18 months following such termination; and (iv) any unpaid Annual Bonus for the Performance Period that ended immediately preceding the Executive’s termination.

Notice of Termination

Each Executive must provide 90 days’ notice prior to his resignation, and the Company generally must provide 90 days’ notice prior to its terminating the Executive, except, in certain limited circumstances.  During this 90-day period after any such notice has been given, the Executive will continue to receive base salary and benefits, but will be ineligible to receive an Annual Bonus for any Performance Period that was not completed as of the beginning of the 90-day period.

Other Terms and Provisions

In addition, each New Employment Agreement provides that if any payments or benefits provided to the Executive would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax, if such reduction would give the Executive a better after-tax result than if he received the full payments and benefits and paid the excise tax.

The New Employment Agreements also contain customary confidentiality, non-disparagement, non-solicitation and non-competition covenants, as well as other terms customary for agreements applicable to senior executives.

*****

Copies of the New Employment Agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3.  The above descriptions of the principal terms of the New Employment Agreements are summaries only and are qualified in their entirety by reference to the applicable exhibit, each of which is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, entered into as of November 26, 2019, by and between the Company and Craig L. Knutson

10.2	Employment Agreement, entered into as of November 26, 2019, by and between the Company and Gudmundur Kristjansson

10.3	Employment Agreement, entered into as of November 26, 2019, by and between the Company and Bryan Wulfsohn

104	Cover Page Interactive Data File (formatted as Inline XBRL).

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, entered into as of November 26, 2019, by and between the Company and Craig L. Knutson

10.2	Employment Agreement, entered into as of November 26, 2019, by and between the Company and Gudmundur Kristjansson

10.3	Employment Agreement, entered into as of November 26, 2019, by and between the Company and Bryan Wulfsohn

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and General Counsel

Date: November 27, 2019